Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136088) pertaining to the 2006 Equity Incentive Plan of Synchronoss Technologies, Inc. of our reports dated February 22, 2008, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc., and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

MetroPark, New Jersey
February 27, 2008

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